Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, S. Gene Thompson, Chief Financial Officer of Gasel Transportation Lines, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.             The Quarterly Report on Form 10-QSB of the Registrant for the period ended June 30, 2003 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Gasel Transportation Lines, Inc. and will be retained by Gasel Transportation Lines, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	August 18, 2003	By:	/s/ S. Gene Thompson
S. Gene Thompson, Vice President & Chief Financial Officer